EXECUTION COPY

                 WAIVER, AMENDMENT NO. 4, AGREEMENT AND CONSENT


     WAIVER, AMENDMENT NO. 4, AGREEMENT AND CONSENT, dated as of April 11, 2001 (this "Amendment"), to the Credit Agreement, dated as of May 6, 1997, as amended by Amendment No. 1, dated as of January 30, 1998, as amended by Amendment by No. 2, dated as of December 23, 1998, and as amended by Amendment No. 3, dated as of October 29, 1999 (and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TELEX COMMUNICATIONS, INC., a Delaware corporation ("Telex" or the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), MORGAN STANLEY SENIOR FUNDING, INC., as documentation agent for the Lenders (in such capacity, the "Documentation Agent") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, pursuant to which the Lenders have made extensions of credit to, or for the benefit of, the Borrower;

     WHEREAS, Events of Default have occurred and are continuing under subsection 9(c) of the Credit Agreement as a result of the Borrower's failure to meet the financial conditions and covenants contained in subsection 8.1 of the Credit Agreement;

     WHEREAS, in connection with such Events of Default, the Borrower has requested that the Lenders agree to waive such Events of Default and further agree to amend and modify the Credit Agreement in certain respects; and

     WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested waivers, amendments and modifications but only on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. DEFINITIONS.

     1.1 Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Credit Agreement and the following terms shall have the following meanings:

     "Amendment No. 4 Effective Date": as defined in Section 6.1 of this Amendment.

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     "Intercreditor  Agreement":  the Intercreditor  Agreement dated as of April
11, 2001 among The Chase Manhattan Bank, as Administrative Agent on behalf of the Lenders, the New Lenders and the Borrower, substantially in the form of Exhibit A annexed hereto.

     "New Indebtedness": Indebtedness of the Borrower incurred from time to time
(a) in an initial funded principal amount of not less than $15,000,000, but not more than $20,000,000 in aggregate principal amount at any one time outstanding (exclusive of capitalized interest, accrued interest or interest paid in kind),
(b) maturing no earlier than December 31, 2002, (c) not requiring interest to be paid in cash prior to November 1, 2002 but which interest may accrue and be compounded or paid in kind, (d) the lender of which is not Holdings or any Subsidiary of the Borrower, (e) having terms and conditions not more restrictive than those applicable to the Loans and otherwise reasonably satisfactory to the Administrative Agent, including, without limitation, with respect to the cash payment of fees, (f) which is subordinate in right of payment to the Obligations (as defined in the Guarantee and Collateral Agreement) in accordance with the terms and conditions of the Intercreditor Agreement and (g) which may be secured by Liens on the Collateral junior to the Liens securing the Obligations (as defined in the Guarantee and Collateral Agreement) pursuant to the terms and conditions of the Intercreditor Agreement.

     "New Lenders": the several banks and other financial institutions that are from time to time the lenders of the New Indebtedness.

     "Projections": the FY2001 Operating Plan - Preliminary Product Line P&L provided by the Borrower to the Administrative Agent on March 8, 2001.

     Section 2. AMENDMENTS.

     2.1 Amendments to Subsection 1.1. (a) Subsection 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definitions of "Applicable Margin," "Consolidated EBITDA," "Loan Documents," "Termination Date," "Tranche A Maturity Date" and "Tranche B Maturity Date" in their entireties and inserting the following new definitions in appropriate alphabetical order:

     "Amendment No. 4": the Waiver, Amendment No. 4, Agreement and Consent dated as of April 11, 2001 to this Agreement.

     "Amendment  No.  4  Effective   Date":  as  defined  in  Amendment  No.  4.

     "Applicable Margin": (i) 4.00% per annum with respect to the Loans that are Eurodollar Loans and (ii) 3.00% per annum with respect to the Loans that are ABR Loans.

     "Consolidated EBITDA": for any period, Consolidated Net Income for such period adjusted to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense,
(e) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with

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asset write-ups in accordance with APB Nos. 16 and 17), (f) non-cash  provisions for reserves for discontinued operations, (g) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (h) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Borrower or any of its Subsidiaries by the entity accounted for by the equity method of accounting), (i) accruals for any fees earned by GSCP in respect of management consulting or financial advisory services as contemplated by Section 8.10(ii) hereof but not paid in cash as provided in Section 3.2 of Amendment No. 4, (j) for any period that is part of
fiscal  year  2001,  all   nonrecurring   restructuring  or  other  charges  and
transaction  fees  relating  to  the  Telex/EVI  Mergers,   including  any  such
nonrecurring charges which may reasonably be classified as restructuring charges but are not classified as restructuring charges under GAAP; provided that the aggregate amount of all such charges and fees paid in cash shall not exceed $3,100,000 in the aggregate for fiscal year 2001; (k) non-cash charges, of up to $161,000 in each fiscal year, relating to that certain operating lease of the Borrower for its corporate headquarters in Burnsville, Minnesota; (l) expenses incurred by the Borrower in connection with the negotiation and consummation of Amendment No. 4, the placement and consummation of the New Indebtedness and the amendment and modification of the Senior Subordinated Notes Documents and the EVI Senior Subordinated Notes Documents to permit the issuance of the New Indebtedness; provided that the aggregate amount of all such expenses shall not exceed $1,500,000, unless otherwise agreed by the Administrative Agent; and (m) except for purposes of calculating "Excess Cash Flow," cash payments not to exceed an aggregate amount of $100,000 to be paid prior to the end of fiscal year 2001 made to the Borrower's management employees in respect of bonuses (to the extent not prohibited pursuant to subsection 8.18 hereof) in accordance with the terms of such employees' employment agreements.

     "Intercreditor    Agreement":    as   defined   in    Amendment    No.   4.

     "Loan Documents": this Agreement (including each of the written agreements embodying the amendments, supplements and other modifications hereto), the Telex Assumption Agreement, any Notes, the Applications, the Guarantees, the Security Documents and the Intercreditor Agreement, each as amended, supplemented, waived or otherwise modified from time to time.

     "New Indebtedness": as defined in Amendment No. 4.

     "New Lenders": as defined in Amendment No. 4.

     "Projections": as defined in Amendment No. 4.

     "Termination Date": October 31, 2002.

     "Tranche A Maturity Date": October 31, 2002.

     "Tranche B Maturity Date": October 31, 2002.

     (b) Subsection 1.1 of the Credit Agreement is hereby further amended by inserting the following proviso at the end of the definition of "Asset Sale":

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          "provided,   that  a  Disposition   to  a  joint  venture  or  similar
arrangement otherwise permitted under clause (k) of Section 8.9 hereof shall not constitute an Asset Sale".

     (c) Subsection 1.1 of the Credit Agreement is hereby further amended by inserting the following proviso at the end of the definition of "Indebtedness":

          "provided, that Indebtedness shall not include accruals for any fees earned by GSCP in respect of management consulting or financial advisory services as contemplated by Section 8.10(ii) hereof but not paid in cash as provided in Section 3.2 of Amendment No. 4."

     2.2 Amendment to Subsection 2.8. Subsection 2.8 of the Credit Agreement is hereby amended by (i) deleting that portion of the table contained in paragraph
(b) of said subsection relating to payment dates arising on and after November 30, 2002 through and including August 31, 2004 and (ii) deleting the amount
"$9,375,000" set forth opposite the date "Tranche B Maturity Date" and substituting in lieu thereof the language "Outstanding balance".

     2.3 Amendments to Subsection 4.4. (a) Subsection 4.4 of the Credit Agreement is hereby amended by deleting the parenthetical phrase "(less the Reinvested Amount applicable thereto)" from clause (d) of said subsection and by adding the following new proviso to the end of said clause (d):

          "provided, that if as a result of any such Asset Sale or Disposition a prepayment would become due under subsection 4.4(f) because the Borrowing Base (after giving effect to such Asset Sale or Disposition) will be reduced, then an amount equal to the amount required to be prepaid under subsection 4.4(f) shall be applied in accordance with such subsection, and an amount equal to the difference between (x) 100% of the Net Cash Proceeds of such Asset Sale or other Disposition and (y) the amount so applied pursuant to subsection 4.4(f) shall be in applied in accordance with subsection 4.4(h), except that no prepayments of the Revolving Credit Loans pursuant to subsection 4.4(f) shall reduce the Revolving Credit Commitments unless requested by the Borrower."

     (b) Subsection 4.4 of the Credit Agreement is hereby further amended by deleting from subclause (y) of the second sentence of clause (h) of said subsection the words "first, to the first two installments thereof due on or after the date of such prepayment in the order of their maturities and second".

     2.4 Amendments to Subsection 8.1. (a) Subsection 8.1 of the Credit Agreement is hereby amended by deleting paragraph (a) thereof in its entirety and substituting in lieu thereof the following new paragraph (a):

     "(a) Minimum Consolidated EBITDA. Permit the Consolidated EBITDA of the Borrower for any fiscal period of the Borrower set forth below to be less than the amount set forth opposite to such period below:


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                Period                           Amount
                ------                           ------

     January 1, 2001 -- March 31, 2001         $  5,000,000
     January 1, 2001 -- June 30, 2001          $15,000,000
     January 1, 2001 -- September 30, 2001     $27,500,000
     January 1, 2001 - December 31, 2001       $44,000,000
     April 1, 2001 -- March 31, 2002           $46,000,000
     July 1, 2001 -- June 30, 2002             $48,000,000
     October 1, 2001 -- September 30, 2002     $52,000,000;

provided, that if the Borrower or any of its Subsidiaries consummates the sale or other Disposition of any of their businesses in a transaction permitted under (or otherwise consented to in accordance with the terms of) the Credit Agreement, the amount set forth above for the test period in which such transaction is so consummated and for any subsequent test period shall be reduced by (i) an amount equal to the lesser of (x) the portion of Consolidated EBITDA that any such business was projected to generate in the Projections and
(y) the portion of Consolidated EBITDA actually generated by any such business but annualized in a manner and using assumptions materially consistent with the manner in which the Projections were prepared and (ii) an amount equal to the fixed costs of the Borrower that have theretofore been allocated to such business but which, at the time of such sale or Disposition, are reasonably projected to continue following such sale or Disposition (it being understood that the amount set forth above for the test period in which such transaction is so consummated and for any subsequent test period will not be adjusted if any such business was generating a negative contribution to Consolidated EBITDA).

     (b) Subsection 8.1 of the Credit Agreement is hereby further amended by deleting paragraphs (b) and (c) of said subsection in their entirety.

     2.5 Amendments to Subsection 8.2. (a) Subsection 8.2 of the Credit Agreement is hereby amended by deleting clause (e) of said subsection in its entirety and substituting in lieu thereof the following new clause (e):

          "(e) Indebtedness of the Borrower in respect of the New Indebtedness;"

     (b) Subsection 8.2 of the Credit Agreement is hereby further amended by deleting clauses (j) and (m) of said subsection in their entireties and inserting in lieu thereof the following new clauses (j) and (m):

          "(j) [Reserved]".

          "(m) [Reserved]".

     2.6 Amendments to Subsection 8.3. (a) Subsection 8.3 of the Credit Agreement is hereby amended by deleting the "(i)" following the word "Liens" in the first line of clause (j) of said subsection, by deleting the word "or" preceding subclause (ii), and by deleting subclause (ii) of said clause in its entirety and inserting in lieu thereof a semicolon.

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     (b)  Subsection 8.3 of the Credit  Agreement is hereby  further  amended by inserting the phrase "first arising prior to the Amendment No. 4 Effective Date" in clause (k) of said subsection immediately following the word "Liens" in the first line of such clause.

     (c) Subsection 8.3 of the Credit Agreement is hereby further amended by deleting clause (n) of said subsection in its entirety and inserting in lieu thereof the following new clause (n):

          "(n) Liens securing the New Indebtedness, provided, that such Liens shall be junior and subordinate to the Liens securing the Obligations (as defined in the Guarantee and Collateral Agreement) to the extent and in the manner set forth in the Intercreditor Agreement;".

     2.7 Amendment to Subsection 8.4. (a) Subsection 8.4 of the Credit Agreement is hereby amended by deleting clause (d) of said subsection and inserting in lieu thereof the following new clause (d):

          "(d) Guarantee Obligations in respect of third-party loans and advances to officers or employees of the Borrower or any of its Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business and (ii) for relocation expenses incurred in the ordinary course of business;".

     (b) Subsection 8.4 of the Credit Agreement is hereby further amended by deleting clauses (g) and (j) of said subsection in their entireties and inserting in lieu thereof the following new clauses (g) and (j), respectively:

          "(g) [Reserved]".

          "(j) [Reserved]".

     2.8 Amendments to Subsection 8.6. (a) Subsection 8.6 of the Credit Agreement is hereby amended by deleting clause (a) of said subsection in its entirety and inserting in lieu thereof the following new clause (a):

          "(a) [Reserved]".

     (b) Subsection 8.6 of the Credit Agreement is hereby further amended by inserting the following proviso at the end of clause (f) of said subsection:

          "provided that an amount equal to 100% of the Net Cash Proceeds of any such abandonment or other Disposition is applied in accordance with subsection 4.4(d)."

     (c) Subsection 8.6 of the Credit Agreement is hereby further amended by deleting clause (g) of said subsection in its entirety and inserting in lieu thereof the following new clause (g):

          "(g) Asset Sales or other Dispositions by the Borrower or any of its Subsidiaries so long as (i) the aggregate consideration received by the Borrower or such Subsidiary in connection therewith is not less than the fair market value of the property subject of such Asset Sale or Disposition and (unless otherwise consented to by the Administrative

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Agent) at least 75% of such consideration is cash, provided that with respect to the sale or Disposition by Borrower of Audio Consultants Co. Ltd., the minimum cash consideration shall be at least 50%, (ii) the Net Cash Proceeds of any such Asset Sale or Disposition is applied in accordance with subsection 4.4(d), provided that the Borrower shall not be obligated to so apply the Net Cash
Proceeds from any Asset Sale or Disposition until each such time that the cumulative Net Cash Proceeds from such Asset Sales and Dispositions that have theretofore not been applied in accordance with subsection 4.4(d) hereof equals
or  exceeds   $100,000   and  (iii)  unless   otherwise   consented  to  by  the
Administrative Agent (which consent shall not be unreasonably withheld), the Net Cash Proceeds to be received in connection with such Asset Sale or Disposition do not exceed $5,000,000;".

     (d) Subsection 8.6 of the Credit Agreement is hereby further amended by deleting the parenthetical phrase "(less the Reinvested Amount with respect thereto)" from clause (h) of said subsection.

     2.9 Amendment to Subsection 8.7. Subsection 8.7 of the Credit Agreement is hereby amended by deleting clauses (b) and (e) of said subsection in their entireties and inserting in lieu thereof the following new clauses (b) and (e), respectively:

          "(b) [Reserved]".

          "(e) [Reserved]".

     2.10 Amendment to Subsection 8.8. Subsection 8.8 of the Credit Agreement is hereby amended by deleting the table and the proviso contained therein in its entirety and inserting in lieu thereof the following new table and proviso:

     "        Test Period                  Amount
              -----------                  ------

     January 1, 2001 - December  31, 2001  $8,000,000
     January 1, 2002 - October 31, 2002    $8,000,000

          provided that an amount, not to exceed $4,000,000 for any test period, of Capital Expenditures permitted to be made during any test period and not made during such test period may be carried over and expended during the next succeeding test period only."

     2.11  Amendments  to  Subsection  8.9.  (a)  Subsection  8.9 of the  Credit
Agreement is hereby amended by deleting clause (e) of said subsection in its entirety and inserting in lieu thereof the following new clause (e):

          "(e) (i) loans and advances to officers, directors or employees of Holdings, the Borrower or any of their respective Subsidiaries in the ordinary course of business for travel and entertainment expenses or relocation expenses or (ii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in subsection 8.10;"

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


     (b)  Subsection 8.9 of the Credit  Agreement is hereby  further  amended by
inserting   the   parenthetical   "(unless   otherwise   consented   to  by  the
Administrative Agent)" after "25%" in clause (i) of said subsection.

     (c) Subsection 8.9 of the Credit Agreement is hereby further amended by deleting clause (l) of said subsection in its entirety and inserting in lieu thereof the following new clause (l):

          "(l) [Reserved]".

     (d) Subsection 8.9 of the Credit Agreement is hereby further amended by deleting from clause (k) of said subsection the words "or an aggregate amount not to exceed at any time an amount equal to $7,500,000" and inserting in lieu thereof the following new language "so long as any such Investment either was first made prior to the Amendment No. 4 Effective Date, or if made thereafter, the cash Investment does not in the aggregate exceed, unless otherwise agreed by the Administrative Agent, an amount equal to $500,000 (exclusive of any undistributed profits of any such joint venture or similar arrangement that may accumulate);".

     2.12 Amendment to Subsection 8.10. Subsection 8.10 of the Credit Agreement is hereby amended by deleting the word "or" at the end of clause (v) of said subsection and by deleting the period at the end of clause (vi) of said subsection and inserting in lieu thereof "; or" at the end of clause (vi) and adding the following language after clause (vi):

          "(vii) the making of loans by GSCP or an Affiliate thereof to the Borrower that constitute New Indebtedness."

     2.13 Amendment to Subsection 8.12. Subsection 8.12 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following new subsection 8.12:

          "8.12 Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents. (a) Make any repurchase or redemption of any of the Senior Subordinated Notes, the EVI Senior Subordinated Notes or the New Indebtedness, including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof, except mandatory payments of principal, interest, fees and expenses required by the terms of the Senior Subordinated Notes and the Senior Subordinated Note Indenture, as the case may be, the EVI Senior Subordinated Notes and the EVI Senior Subordinated Note Indenture, as the case may be, or the notes and documents with respect to the New Indebtedness, respectively, only to the extent permitted under the subordination provisions, if any, applicable thereto.

          (b) In the event of the occurrence of a Change of Control, repurchase the Senior Subordinated Notes, the EVI Senior Subordinated Notes or the New Indebtedness or any portion of either thereof, unless the Borrower shall have (i) made payment in full of the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note and cash collateralized the L/C Obligations on terms reasonably satisfactory to the Administrative

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     Agent or (ii) made an offer to pay the Loans, all Reimbursement Obligations and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to cash collateralize the L/C Obligations in respect of each Lender and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the L/C Obligations in respect of each such Lender which has accepted such offer.

          (c) Amend, supplement, waive or otherwise modify, including by an exchange, any of the provisions of any of the Senior Subordinated Notes, the Senior Subordinated Notes Documents, the EVI Senior Subordinated Notes, the EVI Senior Subordinated Notes Documents or the notes and documents with respect to the New Indebtedness:

          (i) which amends or modifies the subordination provisions, if any, contained therein or relating thereto;

          (ii) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the
          Indebtedness evidenced by the Senior Subordinated Notes, the EVI Senior Subordinated Notes or the notes in respect of the New Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith;

          (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Borrower or any of its Subsidiaries, to any more onerous or more restrictive provisions; or

          (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the Senior Subordinated Notes, the EVI Senior Subordinated Notes or the New Indebtedness or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

     2.14 Amendment to Subsection 8.15. Subsection 8.15 of the Credit Agreement is hereby amended by inserting the parenthetical phrase "(other than Telex Communications International, Ltd.)" following the words "Domestic Subsidiary" in clause (b)(ii) in said subsection.

     2.15 Amendment to Section 9. Section 9 of the Credit Agreement is hereby amended by renumbering clause (m) as clause (n) and inserting the following new clause (m) in said section:

          "(m) there shall have occurred a default in the observance or performance of any agreement or condition relating to the New Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause or to permit the holder or

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holders of the New  Indebtedness to cause with the giving of notice or the lapse of time, if required, the New Indebtedness to become due prior to its stated maturity; or".

     2.16 Amendment to Schedule II. The Credit Agreement is hereby amended by deleting Schedule II to the Credit Agreement in its entirety.

     SECTION 3. AGREEMENTS.

     3.1 Additional Amortization. The Borrower hereby agrees that, unless the Required Lenders otherwise agree, the Borrower shall have made mandatory prepayments under subsection 4.4(d) of not less than $20,000,000 during the period beginning on the Amendment No. 4 Effective Date and ending on December 31, 2001, and the failure to have done so shall constitute an Event of Default under subsection 9(a) of the Credit Agreement.

     3.2 Management Fees. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower represents and warrants that GSCP has consented to not accept at any time or for any period subsequent to December 31, 2000 and prior to the repayment in full of the Loans and the termination of the Revolving Credit Commitments any payment in cash for its management fee (as more fully set forth in the agreement between Telex and GSCP for the rendering of management consulting or financial advisory services described in Section 8.10(ii) of the Credit Agreement), and the Borrower agrees not to pay such management fee in cash at any such time; however, such fees may accrue and remain an obligation of the Borrower.

     SECTION 4. WAIVERS.

     4.1 Waiver of Subsection 8.1. The Lenders hereby waive any Default or Event of Default under subsection 9(c) of the Credit Agreement as a result of the Borrower's failure to maintain the Minimum Consolidated EBITDA, the maximum Consolidated Fixed Charges Ratio and the maximum Leverage Ratio required pursuant to subsection 8.1 of the Credit Agreement for the period of four fiscal quarters ending on December 31, 2000.

     4.2 Waiver of Subsection 7.1. The Lenders hereby waive any Default or Event of Default arising by reason of any failure by the Borrower to comply with the requirement in subsection 7.1(a) of the Credit Agreement to furnish to the Administrative Agent for delivery to each Lender prior to March 31, 2001 the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries and the related consolidated statements of operations, changes in common stockholders' equity and cash flows for the fiscal year ending on December 31, 2000 (the "2000 Financial Statements"), provided that the foregoing waiver shall automatically terminate and be of no force or effect unless the Borrower shall have furnished the 2000 Financial Statements to the Administrative Agent on or prior to April 30, 2001.

     Section 5. CONSENT

     5.1   Intercreditor   Agreement.   The  Lenders   hereby   consent  to  the
Administrative Agent's execution and delivery of the Intercreditor Agreement and the performance of its obligations thereunder.

     SECTION 6. CONDITIONS PRECEDENT.

     6.1 Effective Date. This Amendment shall become effective as of the date first set forth above (the "Amendment No. 4 Effective Date") following the date on which all of the following conditions have been satisfied or waived; provided that the Amendment No. 4 Effective Date shall not occur if the foregoing conditions are not so satisfied or waived prior to April 13, 2001, except in the case of the condition set forth in clause (b)(i) below which shall have been satisfied no later than March 26, 2001:

     (a) New Indebtedness. (i) The New Lenders and the Borrower shall have duly executed and delivered the documents relating to the New Indebtedness, in a form and substance reasonably satisfactory to the Administrative Agent, and
     (ii) the Borrower shall have received not less than $15 million of the New Indebtedness and such funds shall have been (x) applied to the payment of interest under the Borrower's Senior Subordinated Notes; (y) used for general corporate purposes; and/or (z) prepayment of the Revolving Credit Loans pursuant to subsection 4.4(a) of the Credit Agreement; provided that no such prepayments of the Revolving Credit Loans shall reduce the Revolving Credit Commitments unless requested by the Borrower;

     (b) Notes Documents. (i) The Borrower shall have mailed a consent solicitation to holders of the EVI Senior Subordinated Notes and the Senior Subordinated Notes consenting to the incurrence of the New Indebtedness and waiving any defaults or events of default that have occurred and then are continuing under the EVI Senior Subordinated Indenture and the Senior Subordinated Indenture, respectively, and (ii) the Senior Subordinated Notes Documents and the EVI Senior Subordinated Notes Documents shall have been amended, in form and substance reasonably satisfactory to the Administrative Agent, to permit the incurrence of the New Indebtedness on the terms and conditions contemplated hereby.

     (c) Amendment Fee. The Administrative Agent shall have received, for the benefit of each consenting Lender, an amendment fee of 0.25% of the Revolving Credit Commitment and outstanding Terms Loans of each Lender consenting to this Amendment;

     (d) Arrangement Fee. The Administrative Agent shall have received an arrangement fee, for its own account, in the amount of $200,000; and

     (e) Execution and Delivery. The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders; provided that Sections 2.2 and 2.3(b) of this Amendment shall not be effective unless the Administrative Agent shall have also received duly executed counterparts of this Amendment from Tranche A Term Loan Lenders the Tranche A Term Loan Commitment Percentages of which aggregate more than 50% of the outstanding Tranche A Term Loans and Tranche B Term Loan Lenders the Tranche B Term Loan Commitment Percentages of which aggregate more than 50% of the outstanding Tranche B Term Loans and (ii) the Intercreditor Agreement duly executed by each of the parties thereto.

     SECTION 7. GENERAL.

     7.1 Representation and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the representations and warranties of the Borrower contained in the Loan Documents are true and correct in all material respects on and as of the Amendment No. 4 Effective Date (after giving effect hereto) as if made on and as of the Amendment No. 4 Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Credit Agreement" in any Loan Document shall be and are deemed to mean the Credit Agreement as amended hereby.

     7.2 Affirmation of Guarantees. Each Guarantor party hereto hereby consents to the execution, delivery and effectiveness of this Amendment and reaffirms its obligations under the Guarantee and Collateral Agreement.

     7.3 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

     7.4 Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile transmission), each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     7.5 Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

     7.6 Continuing Effect of Loan Documents. This Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Required Lenders or Lenders, as the case may be, or the Administrative Agent. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

     7.7 GOVERNING  LAW. THIS  AMENDMENT AND THE RIGHTS AND  OBLIGATIONS  OF THE
PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                           [INTENTIONAL END OF PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                      TELEX COMMUNICATIONS, INC.


                                      By: ___________________________
                                         Title:






                                      TELEX COMMUNICATIONS GROUP, INC.


                                      By: ___________________________
                                          Title:





                                      TELEX COMMUNICATIONS INTERNATIONAL,
                                      LTD.


                                      By: ___________________________
                                          Title:

                                      THE CHASE MANHATTAN BANK,
                                      as Administrative Agent and as a Lender


                                      By: ___________________________
                                          Title:

                                      MORGAN STANLEY SENIOR FUNDING, INC.,
                                      as Documentation Agent


                                      By: ___________________________
                                          Title:

                                      U.S. BANK NATIONAL ASSOCIATION



                                      By: ___________________________
                                          Title:

                                      HELLER FINANCIAL, INC.


                                      By: ___________________________
                                          Title:

                                      THE BANK OF NOVA SCOTIA


                                      By: ___________________________
                                          Title:

                                      MERRILL LYNCH SENIOR FLOATING
                                      RATE FUND, INC.


                                      By: ___________________________
                                          Title:

                                      MERRILL LYNCH PRIME RATE
                                      PORTFOLIO
                                      By: Merrill Lynch Asset Management, L.P.,
                                      as Investment Advisor


                                      By: ___________________________
                                          Title:

                                      THE ING CAPITAL SENIOR SECURED
                                      HIGH INCOME FUND, L.P.
                                      BY: ING CAPITAL ADVISORS, INC., as
                                      Investment Advisor


                                      By: ___________________________
                                          Title:

                                      MORGAN STANLEY DEAN WITTER
                                      PRIME INCOME TRUST


                                      By: ____________________________
                                          Title:

                                      CRESCENT/MACH I PARTNERS, L.P.
                                      by: TCW ASSET MANAGEMENT
                                      COMPANY
                                      ITS INVESTMENT MANAGER


                                      By: ____________________________
                                          Title:

                                      KZH-ING-1 LLC (formerly known as KZH
                                      HOLDING CORPORATION II)


                                      By: ____________________________
                                          Title:

                                      THE TRAVELERS INSURANCE COMPANY



                                      By: ____________________________
                                          Title:

                                      KZH PAMCO LLC


                                      By: ____________________________
                                          Title:

                                      INDOSUEZ CAPITAL FUNDING III,
                                      LIMITED
                                      BY: INDOSUEZ CAPITAL, AS
                                      PORTFOLIO ADVISOR


                                      By: ____________________________
                                          Title:

                                      PAMCO CAYMAN LTD.
                                      BY: HIGHLAND ASSET MANAGEMENT
                                      COMPANY
                                      AS COLLATERAL MANAGER


                                      By: ____________________________
                                          Title:

                                      PAM CAPITAL FUNDING LP
                                      BY: HIGHLAND CAPITAL
                                      MANAGEMENT L.P.
                                      AS COLLATERAL MANAGER

                                      By: ____________________________
                                          Title:

                                      ML CBO IV (CAYMAN) LTD.
                                      BY: HIGHLAND CAPITAL
                                      MANAGEMENT L.P.
                                      AS COLLATERAL MANAGER

                                      By: ____________________________
                                          Title:

                                      KZH-CRESCENT LLC


                                      By: ____________________________
                                          Title:

                                      SENIOR DEBT PORTFOLIO
                                      By: BOSTON MANAGEMENT &
                                      RESEARCH, AS INVESTMENT ADVISOR

                                      By: ____________________________
                                          Title:

                                      NATEXIS BANQUE BFCE


                                      By: ____________________________
                                          Title:

                                      WAYLAND INVESTMENT FUND, LLC
                                      By: CFSC WAYLAND ADVISERS, INC.


                                      By: ____________________________
                                          Title:

                                      ELF FUNDING TRUST I


                                      By: ____________________________
                                          Title:

                                      INDOSUEZ CAPITAL FUNDING IV, L.P.


                                      By: ____________________________
                                          Title:

                                      ARK CLO 2000-1 LIMITED
                                      By:  Patriarch Partners, LLC,
                                           Its Collateral Manager


                                      By: ____________________________
                                          Name:
                                          Title: